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CUSIP No. 493732 10 1                                            Page  8  of  8
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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13G reporting each of the undersigned's ownership of shares of common stock of Kforce Inc., a Florida corporation, and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.

Dated:  February 8, 2002

                                         /s/ Howard W. Sutter
                                         ---------------------------------------
                                         Howard W. Sutter




                                         H.S. INVESTMENTS, INC.

                                         By: /s/ Howard W. Sutter
                                             -----------------------------------
                                              Howard W. Sutter, President


                                         SUTTER INVESTMENTS
                                         LIMITED PARTNERSHIP

                                         By: /s/ Howard W. Sutter
                                             -----------------------------------
                                              Howard W. Sutter, President of
                                              H.S. Investments, Inc.,
                                              its general partner